Exhibit 10.49b

December 15, 2003

Mr. Burton S. August
AA&L Associates
c/o Monro Muffler Brake, Inc.
200 Holleder Parkway
Rochester, NY 14624

RE:	Lease agreement between AA&L Associates (Landlord) and MONRO Muffler/Brake & Service, Inc. (Tenant) for premises situate at 1910 Ridge Road, West Seneca, NY [MMB #57]

Dear Burt:

Please accept this letter as Monro Muffler / Brake, Inc.’s official notification of our intent to renew said lease agreement for the five-year renewal period commencing on July 1, 2004 and expiring June 30, 2009. The rent for said renewal period shall be $3,500.00 per month.

Tenant shall have one five-year renewal option remaining.

Please do not hesitate to contact me at 800-876-6676 ext. 384 if you have any questions relative to the renewal.

Yours truly,

/s/ Thomas M. Aspenleiter

Thomas M. Aspenleiter
VP Real Estate

TMA:mc

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